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                                                                     EXHIBIT 11.


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference made to our firm under the caption "Financial Highlights", "Independent Auditors", and "Financial Statements" and to the use of our report dated July 2, 1998, in Post-Effective Amendment No. 26 to the Registration Statement (Form N-1A No.2-83631) and related Prospectus of Stock Index Fund, MidCap Index Fund, Small Cap Index Fund, International Equities Fund, Growth Fund, Growth & Income Fund, Science & Technology Fund, Social Awareness Fund, Asset Allocation Fund (formerly Timed Opportunity Fund), Capital Conservation Fund, Government Securities Fund, International Government Bond Fund, and Money Market Fund of American General Series Portfolio Company.




                                        /s/ ERNST & YOUNG LLP
                                            ERNST & YOUNG LLP

Houston, Texas
September 22, 1998